Exhibit 10.1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT,

ESCROW AGREEMENT, AND CORPORATE GUARANTY

This amendment (“Amendment”), entered into as of February 4, 2013 (“Amendment Effective Date”) modifies the terms of the following complementary agreements pertaining to the purchase and sale of 100% of the capital stock of China Motion Telecom HK Limited: (1) the Stock Purchase Agreement (“Agreement”); (2) the Escrow Agreement; and (3) the Corporate Guaranty (collectively “Transaction Documents”). All defined terms contained in the Transaction Documents are incorporated by reference in this Amendment.

RECITALS

By this Amendment, the Business Parties hereby agree to extend the Outside Closing Date in consideration of certain adjustments to the amount, timing and manner of payment of the Purchase Price, accomplished through the following amendatory language to the Transaction Documents, to which Escrow Agent (only to the extent in respect of the Escrow Agreement) and VelaTel also consent.

AGREEMENT

1.                In Section 1.3 of the Agreement, the Purchase Price is increased from HK$45,000,000 to HK$45,405,000 (“Amended Purchase Price”), representing a 1% increase in the difference between the total original Purchase Price less the Buyer’s Deposit.

2.                In Section 1.4 of the Agreement, and in consideration of Seller agreeing to extend the Outside Closing Date under section 3 of this Amendment:

(a)              Buyer’s Deposit shall mean HK$4,500,000 paid by Buyer to Escrow Agent pursuant to the Escrow Agreement. Buyer’s Deposit shall continue to be held by Escrow Agent under the Escrow Agreement (as amended by this Amendment.

(b)              Within ten business days following the Amendment Effective Date, Buyer shall deposit with Escrow Agent, in escrow, a sum of HK$1,170,000 (“Buyer’s Further Deposit”), which shall represent additional security for Buyer’s performance of the Agreement (as revised and amended by this Amendment). In the event of Buyer’s failure or inability to timely close the Agreement on or before the Outside Closing Date (as amended in this Amendment) or the Agreement is not closed for whatever reasons other than Seller’s failure or inability to timely close the Agreement on or before the amended Outside Closing Date, Buyer’s Deposit and Buyer’s Further Deposit together shall be released to Seller, and, shall constitute Seller’s sole remedy for Buyer’s breach.

(c)              At closing, Buyer shall pay Seller the Amended Purchase Price, plus the First Adjustments, less Buyer’s Deposit and Buyer’s Further Deposit, and Buyer shall authorize Escrow Agent to release Buyer’s Deposit and Buyer’s Further Deposit to Seller or as Seller may direct.

3.                The Parties agree that the Outside Closing Date in Section 1.8 be extended from January 31, 2013 to February 28, 2013.

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4.                Notwithstanding anything in the Escrow Agreement to the contrary: (a) this Amendment shall serve as notice to Escrow Agent that the Business Parties (i) have extended the Outside Closing Date to February 28, 2013, and (ii) that the Business Parties hereby appoint Escrow Agent as escrow agent to hold the Buyer’s Further Deposit in accordance with the terms of the Escrow Agreement, and Escrow Agent hereby accepts said appointment as escrow agent. All terms of the Escrow Agreement that have heretofore applied to Buyer’s Deposit shall now apply equally to Buyer’s Further Deposit; (b) within the time specified in section 2 (b) of this Amendment, Buyer shall deliver Buyer’s Further Deposit to Escrow Agent via wire transfer pursuant to instructions Escrow Agent has provided to Buyer; (c) Escrow Agent shall hold Buyer’s Further Deposit in escrow during the continuation of the Escrow Agreement (as amended by this Amendment), and shall not release all or any of Buyer’s Further Deposit to any person except according to the provisions of the Escrow Agreement (as amended by this Amendment); (d) all Instructions to be delivered by either or both Business Parties under, or such other parties referred to in, the Escrow Agreement shall be revised as appropriate to reflect the terms of this Amendment; (e) immediately upon the release and delivery of the Buyer’s Deposit and Buyer’s Further Deposit by Escrow Agent under the Escrow Agreement (as amended by this Amendment), the Escrow Agreement (as amended by this Amendment) shall forthwith expire and all of Escrow Agent’s duties thereunder shall forthwith terminate; (f) each of Seller and Buyer hereby represents and warrants to and undertakes with Escrow Agent (to the intent that the provisions of this representations and warranties shall continue to have full force and effect notwithstanding termination of the Escrow Agreement (as amended by this Amendment) as follows: (i) all the necessary consents and approvals have been obtained by Seller or Buyer (as the case may be) to execute, deliver and perform this Amendment and such consents and approvals are valid and in full force and effect; (ii) it has all the necessary corporate power and authority to execute this Amendment or enter into any transactions contemplated by, and perform its obligations under, this Amendment; (iii) it has taken all necessary corporate and other actions to authorise the execution, delivery and performance of this Amendment; (iv) this Amendment constitutes its legal, valid and binding obligations enforceable in accordance with the terms of this Amendment; (v) it shall not maintain at any time that the Escrow Agent, save as otherwise provided hereunder, in any way supports, recommends or has an interest in any of the matters in connection with or in respect of this Amendment; (vi) none of the actions to be performed or taken by Seller or Buyer (as the case may be) as aforesaid or under this Amendment is in breach or contravention of (A) any law in any jurisdiction in which the actions are to be performed or taken or (B) any contracts or obligations, agreements or arrangements to which Seller or Buyer (as the case may be) is a party or by which Seller or Buyer (as the case may be) is bound; and (vii) it shall perform such acts or provide such documents, and to procure the performance of such acts or the provision of such documents, which the Escrow Agent may reasonably require in relation to Escrow Agent's performance of its obligations hereunder; (g) in addition to the indemnities contained in paragraph 14 of the Escrow Agreement, each of the Seller and Buyer shall at all times hold the Indemnified Parties harmless from, and indemnify each of them in full in respect of, any and all claims, demands, actions or proceedings whatsoever brought or threatened by or against any of them and all losses, damage, costs, expenses and other liabilities of whatever nature suffered, sustained, incurred or payable by them or any of them arising out of or in connection with this Amendment and/or any breach by Seller and/or Buyer of any of its representations, warranties, undertakings or obligations set forth in this Amendment and/or any act or thing done by them or any of them under this Amendment save for any claims, demands, actions or proceedings solely attributable to the wilful default on the part of the Indemnified Parties as adjudicated by a court or arbitral tribunal of a competent jurisdiction in complying with the terms of this Amendment; and (h) the maximum aggregate liability of Escrow Agent towards the Seller, the Buyer and any other persons (whether due to any wilful default or otherwise, and whether under the Escrow Agreement (as amended by is this Amendment) or otherwise at law) shall not exceed HK$50,000 (excluding the Buyer’s Deposit and the Buyer’s Further Deposit which shall be released to the Business Parties or such other persons in accordance with the provisions of the Escrow Agreement (as amended by is this Amendment)), and his paragraph 4 shall survive notwithstanding expiration or termination of the Escrow Agreement (as amended by is this Amendment).

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5.                In consideration of Seller and Listco entering into this Amendment and other valuable considerations, VelaTel hereby unconditionally and irrevocably guarantees to Seller each and every obligation of Buyer under this Amendment. VelaTel agrees that it is directly and primarily liable to Seller, that its obligations hereunder are independent of the obligations of Buyer under this Amendment, and that a separate action or actions may be brought and prosecuted against VelaTel, whether action is brought against Buyer or whether Buyer is joined in any such action or actions.

6.                Subject only to the variations contained in this Amendment and such other alterations (if any) as may be necessary to make the Transaction Documents consistent with this Amendment, all terms and conditions of the Transaction Documents remain in full force and effect and shall be read and construed and be enforceable as if the relevant terms of this Amendment were inserted therein by way of addition or substitution, as the case may be. In case of any conflict between the terms of this Amendment and the terms of any of the Transaction Documents, the terms of this Amendment shall prevail.

7.                The Parties shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to give full effect to the terms and intent of this Amendment.

8.                Upon execution of this Amendment, Buyer shall pay a total sum of no more than HK$120,000 (all inclusive) to the professional parties of Seller, which sum represents their total costs and disbursements involved in the preparation and execution of, and other matters incidental to, this Amendment.

9.                This Amendment is made and shall be governed by, and construed and enforced in accordance with, the laws of Hong Kong, without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

10.             This Amendment may be executed in one or more counterparts, including facsimile copies of signatures, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

GULFSTREAM CAPITAL PARTNERS LTD.

By /s/ Colin Tay

       Colin Tay, its President

Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong and

4F-1 No. 102 Kuang Fu South Road

Taipei 106

Taiwan

Facsimile: + (886) 2 2778-1534

E-Mail: ctay@trussadc.com

CHINA MOTION TELECOM INTERNATIONAL LIMITED

By /s/ Wu Chi Chiu

Wu Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: + (852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

As a Deed

VELATEL GLOBAL COMMUNICATIONS, INC.

By /s/ Colin Tay

      Colin Tay, its President

Room 1307, Tower 1, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong and

4F-1 No. 102 Kuang Fu South Road

Taipei 106

Taiwan

Facsimile: + (886) 2 2778-1534

E-Mail: ctay@trussadc.com

CHINA MOTION HOLDINGS LIMITED

By /s/ Wu Chi Chiu

Wu Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: + (852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

ANGELA HO & ASSOCIATES

By /s/ Firmus Fung

Firmus Fung, Partner, on behalf of Angela Ho and Associates, a Hong Kong partnership, but not on behalf of any associated firm of Angela Ho and Associates

1109, Tower 1, Lippo Centre

89 Queensway

Hong Kong

Facsimile: +(852) 2810 0805

E-Mail: firmusfung@holawfirm.com

CHINAMOTION INFOSERVICES LIMITED

By /s/ Wu Chi Chiu

Wu Chi Chiu, Director

Unit 3101, Level 31, Tower 1, Enterprise Square Five

38 Wang Chiu Road

Kowloon Bay, Hong Kong

Facsimile: + (852) 2209 1388

E-Mail: wu.chcc@chinamotion.com

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